FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2021 FIRST QUARTER RESULTS
LOUISVILLE, Ky. (April 21, 2021) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "we", "us", "our") today reported business results for the first quarter ended March 31, 2021.
First Quarter 2021 Highlights
•Net revenue of $324.3 million, up 28% over the prior year quarter
•Net income(a) of $36.1 million compared to net loss of $23.4 million in the prior year quarter
◦Adjusted net income(a) of $34.6 million, compared to $2.0 million in the prior year quarter
•Adjusted EBITDA of $110.6 million, up 100% compared to $55.3 million in the prior year quarter
•Derby City Gaming delivered record net revenue of $32.9 million, up 52% over the prior year quarter
•Our TwinSpires Horse Racing business delivered record first quarter net revenue of $93.1 million, up 39% over the prior year quarter
•Our TwinSpires Sports and Casino business launched sports betting and iGaming operations in Michigan on January 22, 2021 and sports betting operations in Tennessee on March 18, 2021
•Our Gaming Segment delivered record Adjusted EBITDA of $82.4 million, up 72% over the prior year quarter
•In February 2021, Kentucky passed legislation that clarifies the legality of historical racing machines
•On February 1, 2021, we purchased one million shares of CHDN stock from The Duchossois Group for $193.94 per share ($193.9 million total) in a privately negotiated transaction
(a) Reflects amounts attributable to Churchill Downs Incorporated.

CONSOLIDATED RESULTS	First Quarter
(in millions, except per share data)	2021	2020

Net revenue	$324.3	$252.9
Net income (loss)(a)	$36.1	$(23.4)
Diluted EPS(a)	$0.91	$(0.59)
Adjusted net income(a)(b)	$34.6	$2.0
Adjusted diluted EPS(a)(b)	$0.87	$0.05
Adjusted EBITDA(b)	$110.6	$55.3

(a) Reflects amounts attributable to Churchill Downs Incorporated.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.

First Quarter 2021 Results
The Company's first quarter of 2021 net income attributable to Churchill Downs Incorporated was $36.1 million compared to net loss attributable to Churchill Downs Incorporated of $23.4 million in the prior year quarter. The Company's first quarter of 2021 net income from continuing operations was $36.1 million compared to net loss from continuing operations of $22.6 million in the prior year quarter. We do not have any noncontrolling interest as of the first quarter of 2021 compared to a net loss attributable to our noncontrolling interest of $0.1 million in the prior year quarter.
The following items impacted the comparability of the Company's first quarter net income from continuing operations:
•$14.0 million after-tax expense decrease related to our equity portion of the non-cash change in fair value of Rivers Casino Des Plaines ("Rivers Des Plaines") interest rate swaps;
•$12.0 million non-cash after-tax impact related to our intangible asset impairment from the first quarter of 2020 that did not recur in the first quarter of 2021; and
•$1.0 million after-tax expense decrease related to lower transaction, pre-opening and other expenses.
•Partially offset by a $0.9 million after-tax increase in Rivers Des Plaines' legal reserves and transaction costs.
Excluding these items, first quarter 2021 net income from continuing operations increased $32.6 million primarily due to the following:
•$33.4 million after-tax increase driven by the results of our operations and equity income from our unconsolidated affiliates.
•Partially offset by $0.8 million after-tax increase in interest expense associated with higher outstanding debt balances.
Segment Results
During the first quarter of 2021, we updated our operating segments as follows:
•We changed the Churchill Downs segment to the Live and Historical Racing segment to facilitate the realignment of our new HRM facilities - Oak Grove Racing, Gaming & Hotel ("Oak Grove"), Newport Racing & Gaming ("Newport"), and Turfway Park from All Other to this segment. The Live and Historical Racing segment now includes Churchill Downs Racetrack, Derby City Gaming, Oak Grove, Turfway Park, and Newport.
•We renamed the Online Wagering segment to the TwinSpires segment to facilitate the realignment of our retail sports betting results at our wholly-owned casinos from our Gaming segment to the TwinSpires segment.

The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Live and Historical Racing	First Quarter
(in millions)	2021	2020

Net revenue	$64.7	$29.1
Adjusted EBITDA	18.3	1.0
For the first quarter of 2021, net revenue increased $35.6 million from the prior year quarter primarily due to a $19.4 million increase at Oak Grove as a result of the opening of the HRM facility in September 2020 and the hotel in October 2020, an $11.3 million increase from Derby City Gaming primarily due to the temporary suspension of operations in March 2020 as a result of the COVID-19 global pandemic and the completion of their second outdoor patio which added an additional 225 HRMs in September 2020, a $4.4 million increase at Newport due to the opening in October 2020, and a $0.5 million increase from other sources.
Adjusted EBITDA increased $17.3 million in the first quarter of 2021 from the prior year quarter due to a $8.9 million increase from Derby City Gaming due to the increase in net revenue, increased operating efficiencies, and the temporary closure of the property in March 2020, a $6.6 million increase at Oak Grove due to the opening of the HRM facility in September 2020, a $0.8 million increase at Turfway Park due to an increase in handle, a $0.7 million increase at Newport due to the opening in October 2020, and a $0.3 million increase at Churchill Downs Racetrack primarily due to the temporary suspension of operations in March 2020.

TwinSpires	First Quarter
(in millions)	2021	2020

Net revenue	$100.1	$69.4
Adjusted EBITDA	22.5	16.0
For the first quarter of 2021, net revenue increased $30.7 million from the prior year quarter primarily due to a $26.1 million increase from Horse Racing and a $4.6 million increase from Sports and Casino. Horse Racing net revenue increased as a result of an increase in handle of $113.3 million, or 34%, compared to the prior year quarter due to the continued shift from wagering at brick-and-mortar locations to online wagering. Sports and Casino net revenue increased as a result of our expansion in additional states since the first quarter of 2020 and increased marketing and promotional activities.
Adjusted EBITDA increased $6.5 million in the first quarter of 2021 from the prior year quarter primarily due to a $9.9 million increase from Horse Racing due to an increase in handle, partially offset by a $3.4 million increase in the loss from Sports and Casino due to increased marketing and promotional activities.

Gaming	First Quarter
(in millions)	2021	2020

Net revenue	$154.0	$147.4
Adjusted EBITDA	82.4	47.9
For the first quarter of 2021, net revenue increased $6.6 million primarily due to a $7.3 million increase at Fair Grounds and VSI, a $5.2 million increase at Ocean Downs, and a $5.0 million increase at our Mississippi properties, all of which resulted from the temporary suspension of operations in March 2020. Partially offsetting these increases were a $4.4 million decrease at Oxford, a $3.2 million decrease at Presque Isle, a $2.4 million decrease at Lady Luck Nemacolin, and a $0.9 million decrease at Calder, all of which resulted from certain operating restrictions.

Adjusted EBITDA increased $34.5 million for the first quarter of 2021 from the prior year quarter driven by a $24.1 million increase at our wholly-owned Gaming properties and a $10.4 million increase from our equity investments, both of which were due to increased operating efficiencies and the temporary closure of all of our Gaming properties in March 2020.
All Other
For the first quarter of 2021, All Other Adjusted EBITDA decreased $3.0 million driven by a $4.4 million increase in accrued bonuses at Corporate compared to prior year where accrued bonuses were reduced as a result of the temporary suspension of operations in March 2020. Partially offsetting this decrease was a $1.4 million increase from Arlington due to increased operating efficiencies and the temporary suspension of operations in March 2020.
Conference Call
A conference call regarding this news release is scheduled for Thursday, April 22, 2021, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 6449063 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, April 22, 2021, and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition and disposition related charges; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps and
–Legal reserves and transaction costs;
•Asset impairments;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries and expenses.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income (loss). Refer to the Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event, the Kentucky Derby. We own and operate three pari-mutuel gaming entertainment venues with approximately 3,050 historical racing machines in Kentucky. We also own and operate TwinSpires, one of the largest and most profitable online wagering platforms for horse racing, sports and iGaming in the U.S. and we have seven retail sportsbooks. We are also a leader in brick-and-mortar casino gaming in eight states with approximately 11,000 slot machines and video lottery terminals and 200 table games. Additional information about Churchill Downs Incorporated can be found online at www.churchilldownsincorporated.com.

This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, among others, that may materially affect actual results or outcomes include the following: the impact of the novel coronavirus (COVID-19) pandemic and related economic matters on our results of operations, financial conditions and prospects; the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; loss of key or highly skilled personnel; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; inability to successfully expand our TwinSpires Sports and Casino business and effectively compete; inability to identify and complete expansion, acquisition or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including fluctuations in market values and environmental regulations; reliance on our technology services and catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; and increase in our insurance costs, or obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events.

We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended March 31,
(in millions, except per common share data)	2021	2020
Net revenue:
Live and Historical Racing	$63.2	$28.1
TwinSpires	99.7	69.1
Gaming	152.0	145.9
All Other	9.4	9.8
Total net revenue	324.3	252.9
Operating expense:
Live and Historical Racing	54.7	33.1
TwinSpires	73.0	50.8
Gaming	106.3	124.1
All Other	13.3	14.6
Selling, general and administrative expense	30.2	24.1
Impairment of intangible assets	—	17.5
Transaction expense, net	0.1	0.3
Total operating expense	277.6	264.5
Operating income (loss)	46.7	(11.6)
Other income (expense):
Interest expense, net	(19.4)	(19.3)
Equity in income of unconsolidated affiliates	24.9	(3.3)
Miscellaneous, net	0.1	—
Total other income (expense)	5.6	(22.6)
Income (loss) from continuing operations before provision for income taxes	52.3	(34.2)
Income tax (provision) benefit	(16.2)	11.6
Income (loss) from continuing operations, net of tax	36.1	(22.6)
Loss from discontinued operations, net of tax	—	(0.9)
Net income (loss)	36.1	(23.5)
Net loss attributable to noncontrolling interest	—	(0.1)
Net income (loss) and comprehensive income (loss) attributable to Churchill Downs Incorporated	$36.1	$(23.4)

Net income (loss) per common share data - basic:
Continuing operations	$0.93	$(0.57)
Discontinued operations	$—	$(0.02)
Net income (loss) per common share data - basic	$0.93	$(0.59)

Net income (loss) per common share data - diluted:
Continuing operations	$0.91	$(0.57)
Discontinued operations	$—	$(0.02)
Net income (loss) per common share data - diluted	$0.91	$(0.59)

Weighted average shares outstanding:
Basic	39.0	39.7
Diluted	39.6	39.7

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$147.7	$67.4
Restricted cash	48.0	53.6
Accounts receivable, net	45.3	36.5
Income taxes receivable	69.4	49.4
Other current assets	36.4	28.2
Total current assets	346.8	235.1
Property and equipment, net	1,068.7	1,082.1
Investment in and advances to unconsolidated affiliates	633.7	630.6
Goodwill	366.8	366.8
Other intangible assets, net	349.4	350.6
Other assets	21.7	21.2
Total assets	$2,787.1	$2,686.4
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74.7	$70.7
Accrued expenses and other current liabilities	171.0	167.8
Current deferred revenue	52.5	32.8
Current maturities of long-term debt	7.0	4.0
Dividends payable	—	24.9
Current liabilities of discontinued operations	—	124.0
Total current liabilities	305.2	424.2
Long-term debt, net of current maturities and loan origination fees	672.9	530.5
Notes payable, net of debt issuance costs	1,291.4	1,087.8
Non-current deferred revenue	18.4	17.1
Deferred income taxes	248.8	213.9
Other liabilities	48.2	45.8
Total liabilities	2,584.9	2,319.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	1.7	18.2
Retained earnings	201.4	349.8
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholder's equity	202.2	367.1
Total liabilities and shareholders' equity	$2,787.1	$2,686.4

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
Cash flows from operating activities:
Net income (loss)	$36.1	$(23.5)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	26.0	22.0
Distributions from unconsolidated affiliates	22.0	1.3
Equity in (income) loss of unconsolidated affiliates	(24.9)	3.3
Stock-based compensation	5.5	4.3
Deferred income taxes	5.7	(1.9)
Impairment of intangible assets	—	17.5
Amortization of operating lease assets	0.2	1.2
Other	1.2	0.9
Changes in operating assets and liabilities:
Income taxes	9.2	(10.7)
Deferred revenue	21.0	53.4
Current liabilities of discontinued operations	(124.0)	—
Other assets and liabilities	2.2	(24.3)
Net cash (used in) provided by operating activities	(19.8)	43.5
Cash flows from investing activities:
Capital maintenance expenditures	(4.7)	(9.0)
Capital project expenditures	(7.6)	(39.3)
Net cash used in investing activities	(12.3)	(48.3)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	780.8	719.8
Repayments of borrowings under long-term debt obligations	(425.7)	(32.4)
Payment of dividends	(24.8)	(23.4)
Repurchase of common stock	(193.9)	(28.4)
Cash settlement of stock awards	—	(12.7)
Taxes paid related to net share settlement of stock awards	(12.6)	(15.1)
Debt issuance costs	(5.8)	(0.9)
Change in bank overdraft	(12.8)	—
Other	1.6	(0.1)
Net cash provided by financing activities	106.8	606.8
Net increase in cash, cash equivalents and restricted cash	74.7	602.0
Cash, cash equivalents and restricted cash, beginning of period	121.0	142.5
Cash, cash equivalents and restricted cash, end of period	$195.7	$744.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
GAAP net income (loss) attributable to Churchill Downs Incorporated	$36.1	$(23.4)

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	(4.2)	14.9
Legal reserves and transaction costs related to Rivers Des Plaines	1.3	—
Transaction, pre-opening, and other expense	0.7	2.0
Impairment of intangible assets	—	17.5
Income tax impact on net income adjustments (a)	0.7	(9.9)
Total adjustments, continuing operations	(1.5)	24.5
Big Fish Games net loss (b)	—	0.9
Total adjustments	(1.5)	25.4
Adjusted net income attributable to Churchill Downs Incorporated	$34.6	$2.0

Adjusted diluted EPS	$0.87	$0.05

Weighted average shares outstanding - Diluted (c)	39.6	40.2

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)Due to the sale of Big Fish Games, Inc., Big Fish Games is presented as a discontinued operation.
(c)For the three months ended March 31, 2020, diluted weighted average shares outstanding included 0.5 million shares of anti-dilutive stock awards excluded from the calculation of diluted shares for purposes of GAAP since we were in a net loss position.

	Three Months Ended March 31,
(in millions)	2021	2020
Total Handle
Churchill Downs Racetrack	$3.8	$5.2
TwinSpires Horse Racing(a)	443.1	329.8
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$2.0	$1.9
Derby City Gaming	32.9	21.6
Oak Grove	19.4	—
Turfway Park	4.5	4.6
Newport	4.4	—
Total Live and Historical Racing	63.2	28.1
TwinSpires:
Horse Racing	92.7	66.6
Sports and Casino	7.0	2.5
Total TwinSpires	99.7	69.1
Gaming:
Fair Grounds and VSI	38.3	31.6
Presque Isle	23.8	27.0
Calder	20.9	21.8
Oxford Casino	15.7	20.1
Ocean Downs	20.0	14.8
Riverwalk Casino	14.4	12.0
Harlow’s Casino	14.0	11.3
Lady Luck Nemacolin	4.9	7.3
Total Gaming	152.0	145.9
All Other	9.4	9.8
Net revenue from external customers	$324.3	$252.9

Intercompany net revenue:
Live and Historical Racing	$1.5	$1.0
TwinSpires	0.4	0.3
Gaming	2.0	1.5
All Other	2.7	2.4
Eliminations	(6.6)	(5.2)
Intercompany net revenue	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.9	$89.2	$11.7	$106.8	$5.1	$111.9
Historical racing(a)	52.9	—	—	52.9	—	52.9
Racing event-related services	—	—	0.7	0.7	—	0.7
Gaming(a)	—	7.0	132.5	139.5	—	139.5
Other(a)	4.4	3.5	7.1	15.0	4.3	19.3
Total	$63.2	$99.7	$152.0	$314.9	$9.4	$324.3

	Three Months Ended March 31, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$5.2	$63.9	$9.9	$79.0	$5.7	$84.7
Historical racing(a)	20.4	—	—	20.4	—	20.4
Racing event-related services	—	—	1.3	1.3	0.1	1.4
Gaming(a)	—	2.5	119.8	122.3	—	122.3
Other(a)	2.5	2.7	14.9	20.1	4.0	24.1
Total	$28.1	$69.1	$145.9	$243.1	$9.8	$252.9
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for historical racing machines or gaming revenue for our casino properties. These amounts were $3.7 million for the three months ended March 31, 2021 and $7.6 million for the three months ended March 31, 2020.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended March 31, 2021
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$64.7	$100.1	$154.0	$318.8	$12.1	$(6.6)	$324.3

Taxes and purses	(20.0)	(6.4)	(59.3)	(85.7)	(3.1)	—	(88.8)
Marketing and advertising	(2.1)	(8.5)	(1.4)	(12.0)	(0.1)	—	(12.1)
Salaries and benefits	(10.0)	(3.1)	(19.9)	(33.0)	(4.3)	—	(37.3)
Content expense	(0.6)	(46.5)	(1.0)	(48.1)	(1.3)	6.2	(43.2)
Selling, general and administrative expense	(3.0)	(2.2)	(6.0)	(11.2)	(13.0)	0.3	(23.9)
Other operating expense	(10.7)	(10.9)	(15.5)	(37.1)	(3.0)	0.1	(40.0)
Other income	—	—	31.5	31.5	0.1	—	31.6
Adjusted EBITDA	$18.3	$22.5	$82.4	$123.2	$(12.6)	$—	$110.6

	Three Months Ended March 31, 2020
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$29.1	$69.4	$147.4	$245.9	$12.2	$(5.2)	$252.9

Taxes and purses	(9.5)	(4.3)	(58.7)	(72.5)	(3.2)	—	(75.7)
Marketing and advertising	(1.2)	(3.5)	(5.3)	(10.0)	(0.1)	0.2	(9.9)
Salaries and benefits	(7.2)	(3.5)	(29.5)	(40.2)	(5.1)	—	(45.3)
Content expense	(0.7)	(32.6)	(1.0)	(34.3)	(1.3)	4.7	(30.9)
Selling, general and administrative expense	(1.7)	(1.4)	(6.7)	(9.8)	(8.7)	0.2	(18.3)
Other operating expense	(7.8)	(8.1)	(19.5)	(35.4)	(3.4)	0.1	(38.7)
Other income	—	—	21.2	21.2	—	—	21.2
Adjusted EBITDA	$1.0	$16.0	$47.9	$64.9	$(9.6)	$—	$55.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended March 31,
(in millions)	2021	2020
Reconciliation of Comprehensive Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Churchill Downs Incorporated	$36.1	$(23.4)
Net loss attributable to noncontrolling interest	—	0.1
Net income (loss) before noncontrolling interest	36.1	(23.5)
Loss from discontinued operations, net of tax	—	0.9
Income (loss) from continuing operations, net of tax	36.1	(22.6)

Additions:
Depreciation and amortization	26.0	22.0
Interest expense	19.4	19.3
Income tax provision (benefit)	16.2	(11.6)
EBITDA	$97.7	$7.1

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	$5.5	$4.3
Pre-opening expense and other expense	0.6	1.7
Impairment of intangible assets	—	17.5
Transaction expense, net	0.1	0.3
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.6	9.5
Changes in fair value of Rivers Des Plaines' interest rate swaps	(4.2)	14.9
Rivers Des Plaines' legal reserves and transaction costs	1.3	—
Total adjustments to EBITDA	12.9	48.2
Adjusted EBITDA	$110.6	$55.3

Adjusted EBITDA by segment:
Live and Historical Racing	$18.3	$1.0
TwinSpires	22.5	16.0
Gaming	82.4	47.9
Total segment Adjusted EBITDA	123.2	64.9
All Other	(12.6)	(9.6)
Total Adjusted EBITDA	$110.6	$55.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended March 31,
(in millions)	2021	2020
Net revenue	$138.7	$137.8

Operating and SG&A expense	85.6	100.8
Depreciation and amortization	4.3	4.2
Total operating expense	89.9	105.0
Operating income	48.8	32.8
Interest and other expense, net	(4.6)	(35.8)
Net income (loss)	$44.2	$(3.0)

	Summarized Balance Sheet
(in millions)	March 31, 2021	December 31, 2020
Assets
Current assets	$87.7	$132.8
Property and equipment, net	265.7	267.5
Other assets, net	246.5	244.9
Total assets	$599.9	$645.2

Liabilities and Members' Deficit
Current liabilities	$122.1	$133.5
Long-term debt	722.0	753.5
Other liabilities	35.6	42.3
Members' deficit	(279.8)	(284.1)
Total liabilities and members' deficit	$599.9	$645.2